
                                                      PERFORMANCE CALCULATION

                                                   COLONIAL SMALL STOCK FUND - CLASS A

                                                         Year End: 6/30/95

                                                     Inception Date: 7/25/86



                                                                                               SINCE INCEPTION
                        1 YEAR ENDED 6/30/95            5 YEARS ENDED 6/30/95            7/25/86 TO 6/30/95

                     Standard    Non-Standard        Standard      Non-Standard     Standard      Non-Standard
                 -------------- ------------------ -------------- --------------- -------------- ------------------

Initial Inv.       $1,000.00       $1,000.00         $1,000.00       $1,000.00      $1,000.00       $1,000.00
Max. Load               5.75%                             5.75%                          5.75%

Amt. Invested        $942.50       $1,000.00           $942.50       $1,000.00        $942.50       $1,000.00
Initial NAV           $16.67          $16.67            $13.56          $13.56         $12.14          $12.14
Initial Shares        56.539          59.988            69.506          73.746         77.636          82.372

Shares From Dist.      0.000           0.000             0.270           0.287          6.893           7.315
End of Period NAV     $22.26          $22.26            $22.26          $22.26         $22.26          $22.26

Total Return           25.86%          33.53%            55.32%          64.80%         88.16%          99.64%

Average Annual
 Total Return          25.86%          33.53%             9.21%          10.51%          7.33%           8.04%

                                PERFORMANCE CALCULATION

                       COLONIAL SMALL STOCK FUND - CLASS B

                                  Year End: 6/30/95

                                Inception Date: 11/9/92




                                                         SINCE INCEPTION
                     1 YEAR ENDED 6/30/95              11/9/92 TO 6/30/95
                 Standard       Non-Standard       Standard      Non-Standard
                 -------------- ------------------ ------------- --------------

 Initial Inv.    $1,000.00      $1,000.00          $1,000.00      $1,000.00

 Amt. Invested   $1,000.00      $1,000.00          $1,000.00      $1,000.00
 Initial NAV        $16.47         $16.47             $13.01         $13.01
 Initial Shares     60.716         60.716             76.864         76.864

 Shares From Dist.   0.000          0.000              0.000          0.000
 End of Period NAV $21.84         $21.84             $21.84         $21.84

 CDSC                5.00%                             3.00%
 Total Return       27.60%         32.60%             64.87%         67.87%

 Average Annual
  Total Return      27.60%         32.60%             20.84%         21.67%